Exhibit 16.1
Fashion Tech International, Inc.
Form 10-KSB






                          June 21, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Re:  Fashion Tech International, Inc.

We were previously the independent accountants for the Company and on May 18, 2000, we reported on the financial statements of the Company for the years ended March 31, 2000 and 1999.

We  have  read  item  8  of  the  Form  10-KSB  of  Fashion  Tech
International, Inc. and we agree with the statements contained therein as they related to our firm.

Very truly yours,



HJ & Associates, LLC
Certified Public Accountants

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